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                                                                     EXHIBIT 4.1


DHS _____                                                                 SHARES

                                                              __________________
                                                              Common Stock
                                                              CUSIP 252446 40 6


                                    [LOGO]

                        DIAGNOSTIC HEALTH SERVICES, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THIS
CERTIFIES
THAT



is the
owner of


FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE,
                                       OF

                       DIAGNOSTIC HEALTH SERVICES, INC.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation of the Corporation, as now or hereafter amended, to all of which the holder hereof by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its authorized officers.

Dated:


                                     [SEAL]


---------------------------------             --------------------------------
Secretary                                     President